Welcome to Nanophase August 25, 2016 Jess Jankowski President & CEO Exhibit 99.1

Safe Harbor - Forward Looking Statements This presentation contains words such as “expects,” ”shall,” “will,” “believes,” “potential,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this presentation are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: our ability to be consistently profitable despite the losses we have incurred since our incorporation; a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; the terms of our supply agreement with BASF, which could trigger a requirement to transfer technology and/or sell equipment to that customer; our potential inability to obtain working capital when needed on acceptable terms or at all; our ability to obtain materials at costs we can pass through to our customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation or other legal proceedings in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 29, 2016. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

Nanophase Technologies (OTC: NANX) Nanophase (“NANX”) is a world leader in the production of nanomaterials Founded 1989 World class application know-how and IP Prior to 2014: Supplier of advanced materials to a broad array of markets Enabling materials for many familiar brands

Ingredient Markets Personal Care Solar Control Architectural Coatings Industrial Coatings Optics Polishing Wafer Polishing Nanophase “Materials” Successes

2014 - Moving up the Value Chain! Now selling a range of products, in addition to ingredients and intermediates TWO STRATEGIC AREAS Strong New Patented and Branded Personal Care Technology Solar Control Enabling Clarity Reducing Heat Load

“Sun Management” is What We Do! Managing the Sun’s Energy World class IP & technology Small particles you can “see through” Controlling UVA/UVB & Infra-Red Naturally “green” minerals-based products! Minimal environmental footprint! Managing the Sun’sEnrgy

Global Retail Personal Care = $400 Billion BIG NUMBERS: $100B in Skin Care = Biggest Category SMALL NUMBERS: Ingredients = <$10B White Label Products : More Control More Margin More Leverage 6-18 Mos. TTM

Personal Care – Skin Care, Anti-Aging Most Dermatologists Agree: “UV- and free radical- induced damage contribute to the majority of premature aging.”

Personal Care: Anti-Aging Optimal Skin Health brought to you by: Our patented branded technology offers a combination of unique advantages: Transparent minerals-based products, now they look great too! Comprehensive, natural protection that reduces the potential for developing fine lines and wrinkles; Quenching the free radicals that lead to sagging skin due to damage they cause to collagen and elastin; Boosting the effectiveness of antioxidants, vitamins, and other skin care active ingredients!

Solar Control: Enabling Materials & Format Sale of Solar Energy Management Technologies Through Three Different Product Formats High-Transparency IR Absorbing Films In Coatings for Moderately Colored Films IR-Absorbing Nanocomposites Resins for Masterbatches & Films (All Color Levels) Medium-Transparency IR Absorbing Films In Coatings for Dark Colored Films

Solar Control (Keeping the Outside…Outside!)

Maximizing Results! Principal Business Development Markets : Personal Care (powders, intermediates, and now products ) Solar Control (IR absorbers) Tactical Markets for Intermediates: (Powders and Dispersions) Optics Polishing Industrial & Architectural Coatings Diversified Applications

Financial Trends August 25, 2016 Jess Jankowski President & CEO

Financial Trends ($000s)

Financial Trends (continued) Q2 2016 – posted first quarterly net income - $0.5M First six months of 2016 posted net loss of $0.1 million and Adj. EBITDA - $0.3M (Adj. EBITDA calculated as net loss of $0.1M, less non-cash expenses for Depreciation and Amortization of $0.3M and Equity Compensation of $0.1M) Publicly announced expectation of 2016 to exceed 2015, revenue & bottom line Market cap has more than doubled since Q3 2012 Rights Offering ($9M to $21M) in Q2 2016 We expect launching new products to further enhance opportunity set, revenue, and bottom line

Summary Large, well defined markets accompanied by strong new IP Selling a range of competitive products, not only ingredients Base intermediates business is strong Business- and Product- Development in two strongest areas: Solar Control (continuing to develop) We believe Personal Care has the potential to double over next 4-5 years Capitalizing on deep commercial experience within Nanophase Good Revenue/Cash-Flow/Growth Outlook